EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in Registration Statement Nos. 333-101197, 333-84326, 333-54138, and 333-108278 of Immtech International, Inc.
on Form S-3 of our report dated June 4, 2004, appearing in this Annual Report on Form 10-K of Immtech International, Inc. for the year ended March 31, 2004.





Milwaukee, Wisconsin
June 14, 2004